EXHIBIT 6(ii)
BYLAWS OF
FIDELITY INVESTMENTS LIFE INSURANCE COMPANY
ARTICLE I
NAME AND PLACE OF BUSINESS
 Section 1 - NAME: The name by which the Corporation shall be known is FIDELITY INVESTMENTS LIFE INSURANCE COMPANY.
 Section 2 - LOCATION: The principal executive office of this Corporation shall be in Boston, Massachusetts. The Corporation may maintain additional offices in Salt Lake City, Utah and such other places as the President or the Directors may from time to time designate.
ARTICLE II
PURPOSE
 Section 1 - PURPOSE: The purpose of this Corporation shall be to write insurance against loss from hazards permitted to be insured against in accordance with the Corporation's Articles of Domestication, as they may be amended from time to time, and in accordance with the provisions of the Utah Insurance Code as the same has been or may hereafter be amended. This purpose shall include, without limitation, the issuance of such annuity contracts and policies of insurance and ceding or accepting contracts of reinsurance, all as may be lawful for this Corporation to issue and as the Board of Directors may, from time to time, determine.
ARTICLE III
SEAL
 Section 1 - SEAL: The form of the Common seal of the Corporation and any alteration thereof shall be as prescribed, from time to time, by the Board of Directors.

ARTICLE IV
MEETINGS OF SHAREHOLDERS
 Section 1 - ANNUAL MEETINGS: The Annual Meeting of the shareholders shall be held at the Corporation's offices in Boston, Massachusetts on the last Friday in April in each year, and if such day be a legal holiday, the annual meeting shall be held on the following business day.
 Section 2 - SPECIAL MEETINGS: Special Meetings of the shareholders shall be held whenever called by Chairman of the Board of Directors, the Chairman, the President, or by the Board of Directors, or by the holders of not less than one-tenth of the shares entitled to vote at the meeting. The call of the Special Meeting must specifically set forth the purpose of said meeting. No matters except those set forth in the notice of the Special Meeting may be acted upon at any Special Meeting of the Corporation.
Notice of the meeting shall be delivered not less than ten (10) nor more than fifty (50) days in advance of the meeting.
 Section 3 - NOTICE OF SHAREHOLDERS' MEETINGS:    Notice of shareholders'
meetings shall be delivered not less than ten (10) nor more than fifty (50) days in advance of the meeting. The notice shall be printed or written and shall state the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice may be given personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
 Section 4 - QUORUM: A quorum at any meeting of the shareholders shall be the presence in person or by proxy of a majority of the shares entitled to vote.
 Section 5 - VOTING:  Every shareholder of record shall be entitled to one
(1) vote on each question voted at any shareholder meeting for each share owned.
ARTICLE V
BOARD OF DIRECTORS
 Section 1 - FORMATION: The management of the affairs of the Corporation shall be vested in a Board of not less than seven (7) nor more than fourteen (14) Directors, to be elected by the shareholders by majority ballot at the Annual Meeting of the shareholders for a term of one (1) year.
 Section 2 - ANNUAL MEETING; The Annual Meeting of the Board of Directors shall be held at the place of and immediately following the Annual Meeting of the shareholders.
 Section 3 - REGULAR MEETINGS: Regular Meetings of the Board of Directors may be held at any time at the principal office of the Corporation, or at such other place as may be approved by the Board of Directors.
 Section 4 - SPECIAL MEETINGS: Special Meetings of the Board of Directors shall be held whenever called by the Chairman, the President or by not less than a majority of the Board of Directors.
 Section 5 - NOTICE OF MEETINGS: No notice of any meeting need be given to any member of the Board of Directors.
 Section 6 - QUORUM: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors but in no event fewer than four (4).
 Section 7 - FILLING OF VACANCIES: All vacancies upon the Board of Directors, however caused, including death, resignation, or otherwise, may be filled by a new incumbent elected by a majority of the remaining Directors, though less than a quorum, at any Annual, Regular, or Special Meeting of the Board of Directors. Any person so elected shall serve the unexpired term of the Director he has been elected to replace, and until a duly qualified successor shall have been elected.
ARTICLE VI
OFFICERS
 Section 1 - ELECTIONS: The Board of Directors, at the Annual Meeting, shall elect a Chairman from among their own number and shall also elect (not necessarily from among their own number) a President, at least one Vice-President, a Secretary and a Treasurer. The Board of Directors may also elect such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and any other officers it may deem necessary. Any two or more offices may be held by the same person at the same time except that three different persons shall hold the offices of President, Secretary and Treasurer. All officers elected by the Board of Directors, unless sooner removed from office, shall serve until their respective successors shall have been elected and shall have been qualified.
 Section 2 - REMOVAL OF OFFICERS: Any officer may be removed by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby.
 Section 3 - FILLING OF VACANCIES: All vacancies may be filled by the Board of Directors at any meeting thereof. In the event of a vacancy in an office other than that of Chairman or President, the President may appoint a person to fill such office.
ARTICLE VII
POWERS AND DUTIES OF OFFICERS
 Section 1 - THE CHAIRMAN: The Chairman shall be the chief executive officer of the Corporation and subject to the Board of Directors, shall have general supervisory charge of the overall affairs of the Corporation. The Chairman shall keep the Board of Directors fully informed and shall freely consult them concerning the business of the Corporation in the Chairman's charge. He shall, if present, preside at all meetings of the Board of Directors and of the shareholders. He shall be an ex officio member of all committees of the Board of Directors and shall have the right to vote at meetings of all committees as a member thereof
 Section 2 - THE PRESIDENT: The President shall be the chief operating officer of the Corporation and, subject to the Board of Directors, shall have charge of the day to day business, affairs, property and corporate functions of the Corporation and shall keep the Chairman fully informed with respect thereto. He shall preside at any meetings of the Corporation and of the Board of Directors not attended by the Chairman.
 Section 3 - VICE PRESIDENT: Each Vice President shall have such powers and shall perform such duties, as, from time to time, may be assigned to him or them by the Board of Directors, the Chairman or by the President.
 Section 4 - SECRETARY: The Secretary shall, in general, do all things required by law to be done or by incident to the office of the Secretary, including but not limited to, retention of custody of the Corporate Seal, attendance at and keeping minutes of all meetings of shareholders, Board of Directors, and of each committee, the giving of all notices required, and such further powers or duties as are provided for in the Bylaws or as the Board of Directors, the Chairman or the President shall assign or delegate to him.
 Section 5 - TREASURER: The Treasurer shall have care and custody of the corporate funds and securities of the Corporation and shall cause the same to be invested in authorized securities held in the name of and for the account of the Corporation in such bank or banks as may be directed by the Board of Directors. He shall keep a current record of all receipts and disbursements and shall render an annual account of his trust to the Board of Directors, and to the shareholders of the Corporation, and more often when so requested, and shall, in addition, do all things required by law to be done or by incident to the office of Treasurer and shall have such further powers and duties as are provided by these Bylaws or as the Board of Directors, the Chairman or the President shall assign or delegate to him.
 Section 6 - OTHER OFFICERS; The Board of Directors and the President shall each have the power, from time to time, to make appointments of persons to other corporate offices whether or not they are specifically created by, or designated by title in these Bylaws, and to employ such persons as shall be deemed necessary therefore. Such persons shall have such duties and powers as, from time to time, shall be assigned to them by the Board of Directors, the Chairman or the President. If said other officer shall perform powers and duties delegated to him by a specific elected officer such powers and duties shall be performed under the direction and supervision of said elected officer.
 Section 7 - REMUNERATION OF OFFICERS: The Board of Directors shall set the compensation of the officers.
 Section 8 - DELEGATION OF POWERS: In the event of the death, resignation, absence, disability or removal of any officer, the Board of Directors, the Chairman or the President may delegate the powers and duties of such officer to any other officer or officers for the time being.
ARTICLE VIII
COMMITTEES
 Section 1 - FORMATION:  The Board of Directors may designate at least two
(2) Directors who shall constitute an Executive Committee which, to the fullest extent permitted by law, during the interval between the meetings of the Board of Directors, shall possess and may exercise every power, right and privilege conferred by law, the Bylaws, or otherwise, upon the Board of Directors, and such additional duties as may be from time to time specified by the Board of Directors.
 Section 2 - QUORUM: A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting of such committee.
 Section 3 - REGULAR MEETING: The Executive Committee may hold Regular Meetings at such other time and place as may be prescribed from time to time by a majority of the members of such committee. The Executive Committee, by resolution, may elect to waive the holding of any Regular Meeting.
 Section 4 - NOTICE OF MEETINGS: No notice of Regular Meetings of the Executive Committee need be given to the members thereof.
 Section 5 - SPECIAL MEETINGS: A Special Meeting of the Executive Committee may be called by a majority of the members of said committee by giving written notice to all members of said committee at least seventy-two
(72) hours prior to the time designated for the convening of such Special
Meeting.
 Section 6 - RATIFICATION OF BOARD OF DIRECTORS: All acts and resolutions of the Executive Committee shall be recorded in an appropriate minute book and reported to the Board of Directors at the next succeeding Regular, Annual or Special Meeting thereof at which time the Board of Directors may revise, modify, or disapprove any of the acts and resolutions reported; provided, however, that the rights of third parties shall not be affected by any such revision, modification, or disapproval. Except to the extent that the Board of Directors may so revise, modify or disapprove any act or resolution so reported, the Board of Directors shall be deemed to ratify, confirm, and adopt the acts and resolutions so reported at such meeting of the Board.
 Section 7 - REMOVAL: Any member of the Executive Committee or the Board of Directors may, from time to time, create any other committee as may be deemed necessary. The provisions of Section 2 through 7 of this Article shall be applicable to these committees.
ARTICLE IX
FISCAL YEAR
 Section 1 - FISCAL YEAR: The fiscal year of the Corporation shall commence on the 1st day of January and end at the close of business on the 31st day December in each year.
ARTICLE X
CONTRACT OF INSURANCE
 Section 1 - POLICIES: The Corporation shall issue annuity contracts and policies of insurance or enter into contracts for reinsurance of such kind, character, and under such terms and conditions, as may be allowed by law, and as provided for in the Articles of the Corporation.
 Section 2 - VALIDATION OF POLICIES: Contracts of insurance or reinsurance may be made or entered into, on behalf of the Corporation either with or without the seal thereof, when subscribed by the President and attested by the Board of Directors for that purpose. Any such subscription or attestation may be made by personal subscription or by facsimile as duly authorized by the Board of Directors.
 Section 3 - REINSURANCE: The Corporation reserves the right to reinsure in any amount, all risks without the consent of the insured.
ARTICLE XI
SAFEKEEPING OF FUNDS AND ASSETS OF THE CORPORATION
 Section 1 - BANK ACCOUNTS: All uninvested funds of the Corporation except petty cash to cover office expenses, shall be deposited in the name of the Corporation with such banks or trust companies as may be designated from time to time by the Board of Directors. Withdrawals from such deposits of the Corporation shall be made only by check or draft signed by two (2) officers or employees of the Corporation who shall be specifically authorized by the Board of Directors with respect thereto.
 Section 2 - INVESTMENTS: All funds of the Corporation in excess of those required for normal operations shall be invested as required and permitted by the Utah Insurance Code, as amended. The purchase, sale or transfer of any investment shall be approved by the Board of Directors or by a duly authorized committee thereof.
 Section 3 - SAFEKEEPING OF SECURITIES: All stocks, bonds, and other investment securities of the Corporation and any other instruments or documents of the Corporation shall be deposited in such safe deposit vault or in such custodian account in a bank or trust company as may be authorized by the Board of Directors. The presence of two (2) officers or other persons duly authorized by the Board of Directors shall be required at the opening and closing of the vault or for the removal of securities from custodian accounts.
ARTICLE XII
DIVIDENDS
 Section 1 - DIVIDENDS: The Board of Directors from time to time, in accordance with law and with due regard to the prudent and proper operation of the Corporation may declare and cause to be paid dividends in a manner to be determined by the Board of Directors if and when required.
ARTICLE XIII
PERSONAL LIABILITY OF DIRECTORS AND OFFICERS
 No Director or officer of the Corporation shall be personally liable for any action undertaken by him as such Director or officer except as provided by law.
ARTICLE XIV
INDEMNIFICATION OF DIRECTORS, OFFICERS AND PERSONS
ADMINISTERING EMPLOYEE BENEFIT PLANS
 Each officer or Director or former officer or Director of the Corporation, and each person who shall, at the Corporation's request, have served as an officer or Director of another corporation or as trustee, partner or officer of a trust, partnership or association, and each person who shall, at the Corporation's request, have served in any capacity with respect to any employee benefit plan, whether or not then in office or then serving with respect to such employee benefit plan, and the heirs, executors, administrators, successors and assigns of each of them, shall be indemnified by the Corporation against all liabilities, costs and expenses, including amounts paid in satisfaction of judgments, in compromise and or as fines or reasonably incurred by him or them in connection with or arising out of any action, suit, or proceeding, civil or criminal, in which he or they may be involved, or incurred in anticipation of any action, suit or proceeding, by reason of his being or having any alleged act or omission by him in such capacity or in serving with respect to an employee benefit plan, including the cost of reasonable settlements (other than amounts paid to the Corporation itself) made with a view to curtailment of costs of litigation.
 The Corporation shall not, however, indemnify any such person, or his heirs, executors, administrators, successors, or assigns, with respect to any matter as to which his conduct shall be finally adjudged in any such action, suit, or proceeding to constitute willful misconduct or recklessness or to the extent that such matter relates to service with respect to an employee benefit plan, to be not in the best interests of the participants or beneficiaries of such employee benefit plan.
 Such indemnification may include payment by the Corporation of expenses incurred in defending any such action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of the person indemnified to repay such payment if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such undertaking may be accepted by the Corporation without reference to the financial ability of such person to make repayment.
 The foregoing rights of indemnification shall not be exclusive of other rights to which any such Director, officer, trustee, partner or person serving with respect to an employee benefit plan may be entitled as a matter of law. These indemnity provisions shall be separable, and if any portion thereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect.
 The Board of Directors may purchase and maintain insurance on behalf of any persons who is or was a Director, officer, trustee, partner, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, employee or other agent of another corporation, association, trust or partnership, against any liability incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.
ARTICLE XV
STATUTORY CONFORMITY AND SEVERABILITY
 Section 1 - STATUTORY CONFORMITY AND SEVERABILITY: Any portion of the Bylaws which may not in conformity with any present or future statute or regulation of any governing or regulating body are hereby amended or modified to achieve such conformity. Such amendment or modification shall not affect any other portion of these Bylaws not so amended or modified and to this end the various portions of these Bylaws are severable.
ARTICLE XVI
AMENDMENT OF BY-LAWS
 Section 1 - AMENDMENT: These Bylaws may be replaced, altered, or amended by a vote of a majority of the Directors present at any Regular, Annual or Special Meeting.